Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is dated April 26, 2010 (“Agreement”) and is between NRH, LLC, a Texas limited liability company (“NRH”), Norris Harris, an individual residing in Austin, Texas (“Harris”) and Nova Energy, Inc, a Nevada corporation (“Buyer”).

WHEREAS, NRH owns all of the assets set forth on Schedule A hereto, including rights in the leases set forth on Schedule A (the “Assets”);

WHEREAS, Buyer and Harris have entered into a Letter of Intent (the “Letter of Intent”) dated as of March 22, 2010 with respect to the sale of the Assets to Buyer and pursuant to the terms thereof, Buyer has advanced $100,000 to NRH;

WHEREAS, NRH desires to sell, and Buyer desires to buy, all of the Assets at a 50% discount of the appraised value, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1

Agreement to Buy and Sell. Subject to the terms and conditions set forth in this Agreement, NRH and Harris hereby agree to sell, transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date, all of their rights, title and interest in and to the Assets, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever.

1.2

Liabilities. Buyer shall not assume, pay or discharge or in any respect be liable for any liability, obligation, commitment or expense of NRH or Harris. Without limitation of the foregoing and notwithstanding anything in this Agreement to the contrary, Buyer shall not assume, pay or discharge, and shall not be liable for, and NRH and Harris shall discharge, as well as indemnify and hold Buyer harmless from and against, any liability (actual or contingent, including, without limitation the $150,000 debt with respect to the equipment set forth on Schedule A), loss, commitment, obligation or expense of NRH and Harris incident to, or arising out of

(a)

the negotiation and preparation of, or performance under this Agreement or the Assignment and Bill of Sale, including, without limitation, costs incurred in connection with the assignment and sale of the Assets

(b)

 any claims, actions, suits, proceedings, liabilities, fines, penalties, deficiencies or judgments existing on the Closing Date or arising any time thereafter as a result of or in connection with the use of the Assets, including, without limitation, the ownership or use of the Assets by NRH or Harris and their conduct of their business up to and including the Closing Date; or

(c)

any tax liabilities of any nature whatsoever of NRH or Harris on account of this Agreement or the operations of NRH or Harris up to and including the Closing Date.

1.3

Purchase Price. On the Closing Date, in consideration of such purchase, NRH shall be issued a note (the “Note”) in the principal amount of Seven Hundred Thousand Dollars ($700,000), bearing interest at the rate of five percent (5%) per annum with a maturity date of three years from the date of issue , which note shall be in the form annexed hereto. The principal amount of the Note shall be subject to adjustment and shall be equal to 50% of the valuation of the Assets as determined by an appraiser mutually selected by the parties hereto. The parties undertake to have an appraisal of the Assets consummated as soon as possible. In the event that the Assets are valued at an amount such that the principal amount of the Note is adjusted pursuant to the terms hereof, NRH shall immediately return the original Note to the Buyer for cancellation and a new Note at the adjusted principal amount shall be issued to NRH.

ARTICLE II

NRH AND HARRIS REPRESENTATIONS

NRH and Harris represent to Buyer as of the date of this Agreement and as of the Closing Date as follows:

2.1

Organization and Good Standing. NRH is an entity duly organized, validly existing, and in good standing under the laws of the State of Texas, with all power and authority necessary to own or use its assets and conduct its business as it is now being conducted. NRH is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each state or other jurisdiction in which the failure to be so qualified or in good standing would have a material adverse effect on (i) its ability to perform its obligations under this Agreement or (ii) the assets, financial position, or results of operations of NRH.

2.2

Authority. NRH has full power and authority to execute and deliver this Agreement and the Assignment and Bill of Sale and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Assignment and Bill of Sale and performance by NRH of its obligations hereunder and thereunder have been duly authorized by the shareholders and the board of directors of NRH and no other proceedings on the part of NRH is necessary with respect thereto.

2.3

Enforceability. This Agreement and the Assignment and Bill of Sale constitute the valid and binding obligations of NRH and Harris, enforceable in accordance with each of their terms, except as enforceability is limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

2.4

Consents. Other than consent of its shareholders, neither NRH nor Harris is required to obtain the approval, ratification, filing, declaration, waiver, consent or other authorization (“Consent”) of any Person, including the Consent of any party to any agreement, contract, obligation, promise, arrangement, or undertaking that is legally binding (“Contract”) to which NRH or Harris is party, in connection with execution and delivery of this Agreement, and the Assignment and Bill of Sale and performance of its obligations hereunder and thereunder.

2.5

No Violations. The execution and delivery of this Agreement and the Assignment and Bill of Sale by NRH and Harris and the performance of their obligations hereunder and thereunder do not (i) violate any provision of NRH’s organizational documents as currently in effect, (ii) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any lien or encumbrance (“Lien”) on any of the properties or assets of NRH or Harris under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which NRH or Harris is a party or by which any properties or assets of NRH or Harris are bound, or (iii) to NRH’s or Harris’s Knowledge, contravene, conflict with, or violate any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (“Law”) or award, decision, injunction, judgment, order, ruling, subpoena, or verdict of any court, arbitral tribunal, administrative agency, or other Governmental Authority (“Order”) to which either NRH or Harris is subject. For purposes of this Agreement an individual will be deemed to have “Knowledge” of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. Any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or authority or any other entity (“Person”) other than an individual will be deemed to have “Knowledge” of a particular fact or other mater if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or any similar capacity) has, or at any time had, Knowledge of such fact or other matter. A “Governmental Authority” shall be any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal, including an arbitral tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing power of any nature.

2.6

Books and Records. The books of account, minute books, stock record books, and other records of NRH, all of which have been made available to Buyer, are accurate and complete in all material respects.

2.7

Capitalization. (a) The authorized capital stock of NRH consists of 1,000 shares of common stock, $.001.

(b)

On the date of this Agreement there are _______________ shares of NRH common stock issued and outstanding. No shares of NRH common stock are held in the treasury of NRH.

2.8

Assets. NRH has good and marketable title to all of the Assets, or the use thereof: (i) is not subject to any easements or restrictions or to any mortgages, liens, pledges, charges, encumbrances or encroachments, or to any rights of others of any kind of nature whatsoever, (ii) does not encroach or infringe on the property or rights of another, or (iii) does not contravene any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. There are no agreements or arrangements between NRH and Harris on the one hand and any third person which have any effect upon NRH’s title to or other rights respecting its assets. Further, and not in limitation of any of the foregoing provisions of this Section 2.10:

(a)

NRH has the sole and exclusive right to conduct its business as heretofore conducted and has the full right and power to transfer the Assets;

(b)

NRH has the exclusive right to bring actions for the infringement of, and each has taken all actions and made all applicable applications and filings pursuant to relevant Federal, state and local law required to perfect and protect its interest and proprietary rights in all of the Assets;

(c)

neither NRH nor Harris has any present or future obligation or requirement to compensate any person with respect to any of the Assets, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of its assets;

(d)

the ownership, production, marketing, license, lease, use or other disposition of any product or service presently being licensed or leased by NRH or Harris to any person does not and will not violate any license or agreement of NRH or Harris with any person or infringe any right of any other person;

(e)

none of the present or former employees of NRH own directly or indirectly, or has any other right or interest in, in whole or in part, any of the Assets; and

2.9

Condition of Property. All of the Assets are suitable for the purposes for which they are used, are in good operating condition and in reasonable repair, free from any known defects, except for normal wear and tear and such minor defects as do not interfere with the continued use thereof.

2.10

Compliance With Law. Neither NRH nor Harris is in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its properties are subject, which may have a material adverse affect as to NRH, Harris or the Assets.

2.11

Litigation. There are no actions, suits, proceedings or investigations (including any purportedly on behalf of Buyer) pending or, to the knowledge of NRH or Harris threatened against or affecting the Assets whether at law or in equity or admiralty or before or by any U.S. federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality, domestic or foreign; neither NRH nor Harris is operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign related to the Assets. No inquiries have been made directly to NRH or Harris by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require Buyer to undertake a course of action which would involve any expense.

.

2.12

Brokers. No Person has acted as broker, finder, or investment advisor for NRH or Harris or has entered into any contract with ether or any Affiliate of either to act as such.

ARTICLE III

BUYER REPRESENTATIONS

Buyer represents to NRH and Harris as of the date of this Agreement and as of the Closing Date as follows:

3.1

Organization and Good Standing. Buyer is an entity duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all power and authority necessary to own or use its assets and conduct its business as it is now being conducted. Buyer is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each state or other jurisdiction in which the failure to be so qualified or in good standing would have a material adverse effect on (i) its ability to perform its obligations under this Agreement or (ii) its assets, financial position, or results of operations.

3.2

Authority. Buyer has full power and authority to execute and deliver this Agreement, the Note and the Assignment and Bill of Sale and to perform its obligations hereunder. Execution and delivery of this Agreement, the Note and the Assignment and Bill of Sale by Buyer and performance by each of its obligations hereunder and thereunder has been duly authorized by the board of directors of Buyer and no other proceedings on the part of Buyer is necessary with respect thereto.

3.3

Enforceability. This Agreement, the Note and the Assignment and Bill of Sale constitutes the valid and binding obligation of Buyer, enforceable in accordance with each of their terms, except as enforceability is limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

3.4

Consents. Except as described in Schedule 3.4, Buyer is not required to obtain the Consent of any Person, including the Consent of any party to any Contract to which it is party, in connection with execution and delivery of this Agreement and performance of its obligations hereunder.

3.5

No Violations. Except as would be prevented by receipt of the Consents referenced in section 3.4, execution and delivery by Buyer of this Agreement and the Assignment and Bill of Sale and performance of its obligations hereunder and thereunder do not (i) violate any provision of its organizational documents as currently in effect, (ii) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any Lien on any of it properties or assets under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which it is a party or by which any of its properties or assets are bound, or (iii) to the Knowledge of Buyer, contravene, conflict with, or violate any Law or Order to which it is subject.

3.6

Capitalization. The authorized capital stock of each of Buyer is as follows: 52,000,000 shares of common stock, par value $.001 authorized, of which 3,672,400 shares of common stock are outstanding.

ARTICLE VI

COVENANTS

4.1

Regular Course of Business. NRH and Harris shall each carry on its business relating to the Assets diligently and substantially in the same manner as heretofore conducted, and shall not institute any new methods of management, accounting or operation or engage in any transaction or activity relating to the Assets, enter into any agreement or make any commitment relating to the Assets, except in the usual and ordinary course of business and consistent with past practice as limited by the more restrictive provisions of this Agreement, where applicable, or as otherwise specifically contemplated by this Agreement and not in violation thereof.

4.2

Organization. NRH and Harris shall preserve and keep intact its business organization relating to the Assets, and preserve for Buyer its relationships relating to the Assets with suppliers, customers, agents and others having business relations with NRH or Harris related to the Assets.

4.3

Certain Changes. Except as permitted by this Agreement, without the prior written consent of Buyer, neither NRH nor Harris will:

(a)

permit or allow any of the Assets to be subjected to any lien;

(b)

take any actions to modify or amend any of the documents comprising the Assets; or

(c)

agree, whether in writing or otherwise, to do any of the foregoing.

4.4

No Default. Neither NRH nor Harris shall do any act or omit to do any act, which will cause a breach of any representation, warranty or covenant made hereunder.

4.5

Consents and Waivers Without Any Condition. Neither NRH nor Harris shall make any agreement or understanding, not earlier approved in writing by Buyer, as a condition for obtaining any consent or waiver contemplated by Section 5.4(e) of this Agreement.

4.6

Formation of Subsidiary. Prior to the Closing, the Buyer formed a wholly owned subsidiary established for the purpose of developing oil properties and has agreed to contribute $200,000 to the capital of the subsidiary, $100,000 of which was contributed at the time of the execution of the Letter of Intent and the balance of which will be contributed at the Closing. The $200,000 shall be used in the sole discretion of Harris for expenses associated with the operations of the subsidiary. The Buyer agrees to appoint the individual selected by Harris to serve as the Chief Executive Officer of the subsidiary, subject to such individual’s agreement as to compensation for such services and further subject to a satisfactory background check performed by Buyer. Immediately after the Closing, the Buyer shall transfer the Assets to the subsidiary.

4.7

Publicity. Each of the parties hereto agree that except as and to the extent required by law, without the consent of the other parties, which consent shall not be unreasonably withheld, they shall not directly or indirectly, make any comment, statements or communication, including press releases, with respect to, or otherwise disclose or permit the disclosure of the existence of the transaction contemplated hereby or the terms and conditions of this Agreement. If a party is required by law to make such disclosure, it shall first provide to the other party the content of the proposed disclosure the reasons such disclosure is required by law and the time and place the disclosure will be made.

ARTICLE V

THE CLOSING

5.1

Closing. The parties shall hold the closing of the transactions contemplated by this Agreement (the “Closing”) at 10:00 A.M. on April 26, 2010 or at such other time and place as the parties agree (the date of the Closing, the “Closing Date”).

5.2

Deliveries by NRH and Harris to Buyer. At or before the Closing, NRH and Harris shall deliver to Buyer the following:

(a)

resolutions adopted by the shareholders of NRH authorizing NRH to execute and deliver this Agreement and the Assignment and Bill of Sale and to perform its obligations hereunder and thereunder;

(b)

resolutions adopted by the board of directors of NRH authorizing NRH to execute and deliver this Agreement and the Assignment and Bill of Sale and to perform its obligations hereunder and thereunder;

(c)

an Assignment and Bill of Sale substantially in the form annexed hereto as Exhibit B duly executed by NRH; and

(d)

a certificate of the President of NRH and Harris that the representations and warranties of NRH and Harris set forth herein are true and correct on and as of the Closing Date as though such representations and warranties were made as of such date.

5.3

Deliveries by Buyer to NRH. At or before the Closing, Buyer shall deliver to NRHI the following:

(a)

resolutions adopted by the shareholders of Buyer authorizing Buyer to execute and deliver this Agreement and the Assignment and Bill of Sale;

(b)

resolutions adopted by the board of directors of Buyer authorizing Buyer to execute and deliver this Agreement and the Assignment and Bill of Sale and to perform its obligations hereunder and thereunder;

(c)

the Assignment and Bill of Sale duly executed by Buyer;

(d)

a certificate of the President of Buyer that the representations and warranties of Buyer set forth herein are true and correct on and as of the Closing Date as though such representations and warranties were made as of such date; and

(e)

the Note, subject to adjustment as provided in Section 1.3 below.

5.4

Conditions to Buyer’s Obligation. Buyer’s obligation to purchase the Assets shall be subject to satisfaction, on or before the Closing Date, of the following conditions:

(a)

Representations and Warranties Correct; Performance. The representations and warranties of NRH and Harris contained in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of NRH or Harris in connection with the transactions contemplated by this Agreement shall be true, complete and accurate when made and on and as of the Closing Date as though such representations and warranties were made at and as of such date. NRH and Harris shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing Date.

(b)

Purchase Permitted by Applicable Laws. The purchase of and payment for the Assets to be purchased by Buyer hereunder shall not be prohibited by any applicable law or governmental regulation.

(c)

Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by NRH in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received all such information and such counterpart originals or certified or other copies of such documents as Buyer may reasonably request.

(d)

No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(e)

Approvals and Consents. NRH and Harris shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement, the Assets, or the transactions contemplated hereby, including, without limitation, all third parties pursuant to existing agreements or instruments by which NRH and Harris may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Buyer and all thereof shall be in full force and effect at the time of Closing.

ARTICLE VI

INDEMNIFICATION

6.1

Indemnification of Buyer by NRH and Harris. Subject to Section 6.4, NRH and Harris shall severally indemnify Buyer against:

(a)

any and all liability, loss, claim, settlement payment, cost and expense, interest, award, judgment, damages (including punitive damages), diminution in value, fines, fees and penalties or other charge which are not expressly assumed by Buyer as herein provided (“Losses”).

(b)

any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Buyer (whether awarded against Buyer or paid by Buyer in settlement of a claim as provided in Section 6.7 or otherwise suffered) resulting from any misrepresentation, breach of a warranty, or non-fulfillment of any covenant or agreement on the part of NRH and Harris contained in this Agreement or the Assignment and Bill of Sale or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished by NRH and Harris to Buyer pursuant hereto or in connection with the transactions contemplated hereby; and

(c)

any and all any court filing fee, court cost, arbitration fee or cost, witness fee, and each other fee and cost of investigating and defending or asserting a claim for indemnification under this article, including, without limitation, in each case, attorneys’ fees, other professionals’ fees, and disbursements (“Litigation Expenses”) (Losses and Litigation Expenses are collectively, “Indemnifiable Losses”) incident to any of the foregoing.

6.2

Right to Rely Despite Investigation. Each party is entitled to rely fully upon the representations of the other party contained in this Agreement, despite in each instance any right of such party to investigate fully the affairs of the other party, and any knowledge of facts determined or determinable by such party as a result of its investigation or right of investigation.

6.3

Aggregate Limit. A party hereto is entitled to seek indemnification under this article only when the aggregate of its Indemnifiable Losses exceeds $10,000, whereupon the Indemnitor shall indemnify the Indemnitee from the first dollar of its Indemnifiable Losses.

6.4

Exclusivity. The rights and remedies stated in this article constitute the exclusive rights and remedies of each party in respect of the matters indemnified under Sections 6.1 and 6.2.

6.5

Party Claims. (a) A party seeking indemnification (“Indemnitee”) shall notify each party against which it is seeking indemnification (“Indemnitor”) in writing, and with reasonable promptness, of any claim (a “Claim”).

(b)

In the notice delivered under Section 6.6(a), an Indemnitee shall include the following:

(1)

a description of any claim, or any event, or fact known to the Indemnitee that gives rise or may give rise to a claim, by the Indemnitee against an Indemnitor under this Agreement, including the nature and basis of the claim, event, or fact and the amount of any claim, to the extent known; and

(2)

the following statement:

“The Indemnitee’s claim is conclusively deemed a liability of the Indemnitor if the Indemnitor does not dispute its liability by written notice to the Indemnitee before the end of the 30-day period following delivery to the Indemnitor of the notice of this claim.”

(c)

It is a condition to an Indemnitor’s obligation to indemnify an Indemnitee with respect to a Claim that the Indemnitee perform its obligations under Sections 6.6(a) and 6.6 (b), but failure to satisfy that condition relieves an Indemnitor of its obligation to indemnify with respect to a Claim only to the extent that the Indemnitor actually has been prejudiced by the Indemnitee’s failure to give notice as required.

(d)

An Indemnitor has the right, by written notice, for a 30-day period, to dispute its liability to an Indemnitee with respect to a Claim. The 30-day period begins the day after delivery to the Indemnitor of the Indemnitee’s notice under Section 6.6(a) and ends at midnight at the end of the 30th day.

(e)

If an Indemnitor timely disputes its liability to an Indemnitee with respect to a Claim, the Indemnitor and the Indemnitee shall negotiate in good faith to resolve the dispute.

(f)

The Claim described in the notice is conclusively deemed a Loss of an Indemnitor if (i) the Indemnitee has provided the Indemnitor notice in accordance with section 6.6(b) and (ii) the Indemnitor does not dispute its liability as provided in Section 6.6(d)

(g)

If a Claim has been deemed a Loss in accordance with Section 6.6(f), the Indemnitor shall pay the amount of the Loss to the Indemnitee (i) on demand or (ii) on the later date when the amount of the Loss (or a portion of it) becomes finally determined if the Indemnitee estimated the amount of the Loss (or any portion of it) in its notice.

(h)

In addition to making the payment under Section 6.6 (g), the Indemnitor shall make any other payments required by this article, including, without limitation, the payment of the Indemnitee’s Litigation Expenses.

6.6

Non-Party Claims. (a) If any Person other than a party to this Agreement brings any Proceeding against an Indemnitee (a “Non-Party Claim”) with respect to which an Indemnitor may have liability, the Indemnitee must promptly notify the Indemnitor in writing of the Non-Party Claim and deliver to the Indemnitor a copy of the claim, process, and all legal pleadings with respect to the Non-Party Claim. Receipt of this notice is a condition to the Indemnitor’s liability with respect to the Non-Party Claim.

(b)

If an Indemnitor wishes to assume the defense of the Non-Party Claim, it must do so by sending notice of the assumption to the Indemnitee. The Indemnitor’s assumption of the defense acknowledges its obligation to indemnify. Promptly after sending the notice, the Indemnitor shall choose and employ independent legal counsel of reputable standing. After sending the notice, the Indemnitor is entitled to contest, pay, settle or compromise the Non-Party Claim as it determines, subject to Section 6.7(e).

(c)

An Indemnitee is entitled to participate in the defense of a Non-Party Claim and to defend a Non-Party Claim with counsel of its own choosing and without the participation of the Indemnitor if (i) the Indemnitor fails or refuses to defend the Non-Party Claim on or before the 60th day after the Indemnitee has given written notice to the Indemnitor of the Non-Party Claim or (ii) representation of the Indemnitor and the Indemnitee by the same counsel would, in the opinion of that counsel, constitute a conflict of interest.

(d)

The Indemnitor shall pay for the Litigation Expenses incurred by the Indemnitee to and including the date the Indemnitor assumes the defense of the Non-Party Claim. Upon the Indemnitor’s assumption of the defense of the Non-Party Claim, the Indemnitor’s obligation ceases for any Litigation Expenses the Indemnitee subsequently incurs in connection with the defense of the Non-Party Claim, except that the Indemnitor is liable for the Indemnitee’s Litigation Expenses if (i) the Indemnitee has employed counsel in accordance with Section 6.7 (c) or (ii) the Indemnitor has authorized in writing the employment of counsel and stated in that authorization the dollar amount of Litigation Expenses for which the Indemnitor is obligated.

(e)

If an Indemnitor assumes the defense of a Non-Party Claim, it may not effect any compromise or settlement of the Non-Party Claim without the consent of the Indemnitee, and the Indemnitee has no liability with respect to any compromise or settlement of any Non-Party Claim effected without its consent, except that an Indemnitor may effect a compromise or settlement of any Non-Party Claim without an Indemnitee’s consent if the following three conditions are met: (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors; and (iii) the compromise or settlement includes, as an unconditional term, the claimant’s or the plaintiff’s release of the Indemnitee, in form and substance satisfactory to the Indemnitee, from all liability in respect of the Non-Party Claim.

ARTICLE VII

TERMINATION

7.1

Termination. This Agreement may be terminated as follows, at any time prior to the Closing:

(a)

by written agreement of the parties;

(b)

by either party if the Closing has not occurred by the date for the Closing stated in this Agreement, except that the right to terminate this Agreement in accordance with this clause (b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to that date;

(c)

by either party if a Governmental Authority issues a non-appealable final Order having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, except that the right to terminate this Agreement pursuant to this clause (c) will not be available to any party whose failure to comply with this Agreement has contributed materially to the issuance of that Order;

(d)

by Buyer, if any representation of NRH and Harris set forth in this Agreement was inaccurate when made or becomes inaccurate as of the Closing Date; and

(e)

by NRH and Harris , if any representation of Buyer set forth in this Agreement was inaccurate when made or becomes inaccurate as of the Closing Date.

7.2

Effect of Termination. Upon a termination Harris shall reimburse Buyer for the $100,000 previously paid to him. If this Agreement is terminated in accordance with section 7.1, all provisions of this Agreement will cease to have any effect, except that if this Agreement is terminated by a party because another party fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement or because any representation of another party set forth in this Agreement was inaccurate when made or becomes inaccurate such that the representations are inaccurate on the Closing Date, the terminating party’s right to indemnification under Article VI will survive that termination unimpaired.

ARTICLE IIX

MISCELLANEOUS

8.1

Reasonable Efforts. Subject to the conditions of this Agreement, each of the parties shall use the efforts that a reasonable person in the position of the promisor would make so as to achieve that goal as expeditiously as possible (“Reasonable Efforts”) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable including but not limited to (i) taking such actions as are necessary to obtain any required approval, consent, ratification, filing, declaration, registration, waiver, or other authorization (“Consents”) and (ii) satisfying all conditions to Closing at the earliest possible time.

8.2

Transaction Costs. Each party shall pay its own fees and expenses (including without limitation the fees and expenses of its representatives, attorneys, and accountants) incurred in connection with negotiation, drafting, execution, and delivery of this Agreement.

8.3

Assignment. No party may assign any of its rights or delegate any performance under this Agreement except with the prior written consent of the other party.

8.4

Binding. This Agreement binds, and inures to the benefit of, the parties and their respective permitted successors and assigns.

8.5

Governing Law. The laws of the State of Texas (without giving effect to its conflict of laws principles) govern all matters arising out of this Agreement, including without limitation tort claims.

8.6

Entirety of Agreement. This Agreement constitute the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements, if any.

8.7

Further Assurances. Each party shall execute and deliver such additional documents and instruments and perform such additional acts as the other party may reasonably request to effectuate or carry out and perform all the terms of this Agreement and the transactions contemplated hereby, and to effectuate the intent of this Agreement.

8.8

Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, any of this Agreement must be brought against any of the parties in the courts of the State of Texas and each party hereto waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.9. Nothing in this Section 8.8, however, affects the right of any party to serve legal process in any other manner permitted by law.

8.9

Notices. (a) Every notice or other communication required or contemplated by this Agreement must be in writing and sent by one of the following methods:

(1)

personal delivery, in which case delivery will be deemed to occur the day of delivery;

(2)

certified or registered mail, postage prepaid, return receipt requested, in which case delivery will be deemed to occur the day it is officially recorded by the U.S. Postal Service as delivered to the intended recipient; or

(3)

next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express, in which case delivery will be deemed to occur upon receipt.

(b)

In each case, a notice or other communication sent to a party must be directed to the address for that party set forth below, or to another address designated by that party by written notice:

If to NRH or Harris:

NRH, LLC

1200 Nueces Street

Austin, Texas 78701

Attention: Norris Harris

If to Buyer:

Nova Energy, Inc.

2520 South Third Street

Suite 206

Louisville, KY 40208

Attention: James D. Tilton

with a copy to:

Gracin & Marlow, LLP

Mission Office Plaza

Suite 300

20283 State Road 7

Boca Raton, FL 33498

Attention: Hank Gracin, Esq

8.10

References to Time. All references to a time of day in this Agreement are references to the time in the State of New York.

8.11

Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

8.12

Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which together constitute one and the same instrument.

8.13

No Third-Party Rights. Nothing expressed or referred to in this Agreement gives any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, and this Agreement and all of its provisions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns. The undersigned are signing this Agreement on the date stated in the introductory clause.

NOVA ENERGY, INC.

By:

/s/ Jim Tilton

Name:

Title: Chief Operating Officer

NRH, LLC.

By:

/s/ Norris Harris

Name: Norris Harris

Title: President

EXHIBIT A

ASSIGNMENT AND BILL OF SALE

A-1

SCHEDULE A

ASSETS

Rig # 1 and Equipment Depth 4,700'

•

Trailer mounted Witch- Tex R4 draw-works with break out and make up catheads powered by Caterpillar 3306 engine

•

10 % X 8 5/8 Double Pole Mast with 100 tone McKissick blocks

•

Steel matting and ramps with screw stands adequate to support this rig

•

17 112" Oilwell rotary table

•

B.J. type "B" rotary tongs

•

100 Ton Ideco swivel and 4 W' square kelly

•

P214 Oilwell duplex 7 V4 X 14 mud pump, powered by 400 hp Cummins engine this pump is low boy trailer mounted for moving convenience

•

FXO Gardner-Denver 7 V4 X 10 mud pump- powered by 250 hp Cummins engine this pump is master skidded

•

75 KW diesel powered light plant and all related rig lighting and power distribution- this unit and the main diesel fuel tank are trailer mounted together

•

1 Set tri-angular pipe racks for casing

•

Drill pipe and drill collars are carried and handled off 3 tandem axle trailers that are rigged for convenient use

•

1 Doghouse and 1 parts and tool house mounted on single axle trailer

•

All other necessary support equipment (elevators, slips, weight indicator, deviation tool rotating drum type shale shaker, drilling recorder, pit jets and guns, annular type blowout preventor etc.) is part of this rig package

•

1 - 1981 Kenworth tandem axle winch truck with gin poles and rolling tailboard

•

1 - 1991 International tandem axle winch truck with rolling tail board

Rig # 2 and Equipment

•

Shop made trailer mounted drilling rig with double drum custom draw works and wichtexdertick, powered by a454 Chevrolet engine, and includes block, Kelly, swivel, hoses, slips and elevators

•

12" Brewster rotary table

•

30' Substructure

•

Trailer mounted dog house with water tank

•

7 Drill Collars

•

3600' of 4" Drill Pipe

•

Drill Pipe Trailer

•

Gardner Denver mud pump, Model F0200 1, Serial #99118, powered by a General Motors diesel engine

•

D175 EMSCO mud pump, powered by a Detroit diesel engine, Serial #483

•

Megna plus power plant, Serial #LM309609-0897

•

Depth capacity - 3000'

Rig # 3 and Equipment

•

1500 Franks Speedstar Drilling Rig and all related equipment "including"

•

5 X 6 Wheatley Mud Pump

•

V8 Ford Industrial Engine

•

King 15 Swival and Fluted Kelly

•

40' Factory made (Franks) Derrick

•

Suction hose, Kelly hose and other related hoses

•

Speedstar 6" Rotary table

•

4-5" X 20' - Drill Collars and related subs

•

750' - 27/8" Drill pipe

•

1960 Dodge 2 ~ Ton Truck

•

1 - Tongue Pulled Pipe Trailer

•

Witch- Tex angle drive box - Model A76 - # 5-5-60

•

Depth capacity - 1000'

A-2